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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 22, 1998 relating to the financial statements and financial statement schedules, which appears in Excel Legacy Corporation's Annual Report on form 10-K for the period from inception (November 17, 1997) to July 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                         /s/ PricewaterhouseCoopers LLP


San Diego, California
March 27, 1999